Exhibit 10.1

This AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT (the "Amendment"), is entered into as of this 19th day of December, 2005, by and between Telewest Global, Inc., a Delaware corporation (the "Corporation"), and __________ (the "Executive").

     WHEREAS, pursuant to the Nonqualified Stock Option Agreement, dated as of __________, ____ (the "Option Agreement"), the Corporation has granted the Executive options (the "Options") to purchase __________ shares of common stock, par value $0.01 per share, of the Corporation (the "Shares") pursuant to the Corporation's 2004 Stock Incentive Plan (the "Plan");

     WHEREAS, the Options have an exercise price of $.01 per Share subject thereto; and

     WHEREAS, the Corporation and the Executive intend hereby to provide that (i) as to that portion of the Options that vested in July, 2005, the Executive shall exercise such portion of the Options not later than March 15, 2006, and (ii) as to that portion of the Options that vests after December 31, 2005, the Executive shall exercise such portion of the Options on the date of vesting and, in the case of each of (i) and (ii), that any deferral of compensation associated with any such portion of the Options thereby qualify as a "short-term deferral" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and any regulations and other guidance promulgated thereunder;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valid consideration, and intending to be legally bound hereby, the Corporation and the Executive agree as follows:

1.   Timing of Exercise of the Options.

          (a) Notwithstanding any provision of the Plan or the Option Agreement to the contrary, as to that portion of the Options that vested in July, 2005, the Executive shall exercise such portion of the Options not later than March 15, 2006 (or, if applicable, such shorter period applicable to such portion of the Options as provided in the Option Agreement as in effect immediately prior to this Amendment).

          (b) Notwithstanding any provision of the Plan or the Option Agreement to the contrary, if and to the extent that any portion of the Options becomes vested after December 31, 2005, the Executive shall exercise such portion of the Options on the day on which such vesting occurs.

          (c) If any portion of the Options is required to be exercised as provided in Section 1(a) or 1(b) and is not exercised as so required, such portion of the Options shall automatically be cancelled at the expiration of the time period during which such exercise was permitted to occur.

          (d) This Amendment shall be construed as a limitation on the time periods during which the Executive may exercise the Options under the Option Agreement as in effect immediately prior to this Amendment (including, without limitation, upon the Executive's termination of employment) and shall in no event be construed to lengthen such time periods.

2.   Procedure for Exercise of the Options.

          (a) The exercise of any of the Options to which this Amendment applies shall be made pursuant to the provisions of the Plan and the Option Agreement as modified by Sections 2(b) and 2(c) of this Amendment.

          (b) In addition to the aggregate exercise price of the portion of the Options being exercised, the Executive may pay to the Corporation an additional amount of cash (the "Additional Cash") in an amount not to exceed the then-current Fair Market Value (as defined in the Plan) of one Share, to be determined by the Corporation and applied in partial satisfaction of all federal, national, state and local (U.S. and non-U.S.) taxes required to be withheld by reason of such exercise (the "Tax Liability"). The Corporation shall notify the Executive of the amount of Additional Cash at the time of exercise.

          (c) Unless the Executive satisfies the Tax Liability with cash from other sources, then, upon the exercise of any portion of the Options, the Corporation shall deduct from the number of Shares subject to such exercise a number of whole Shares which, when added to any Additional Cash, shall have a Fair Market Value (as defined in the Plan) equal to the aggregate amount of the Tax Liability.

3. Incorporation of the Amendment into the Option Agreement. This Amendment shall, upon its execution and delivery by the parties, constitute an amendment of the Option Agreement and shall be deemed incorporated into the Option Agreement as if fully set forth therein. Except as modified by the Amendment, the Option Agreement shall remain in full force and effect in accordance with its terms. This Amendment and the Option Agreement constitute the entire agreement and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and thereof.

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     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by authority of the Compensation Committee of its Board of Directors, and the Executive has hereunto set the Executive's hand, on the day and year first above written.

                                               TELEWEST GLOBAL, INC.



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